Exhibit 99.1

PRESS RELEASE

For Immediate Release

BANK OF THE CAROLINAS CORPORATION

DEFERS DIVIDEND ON TARP PREFERRED STOCK

MOCKSVILLE, NORTH CAROLINA, February 18, 2011 - Bank of the Carolinas Corporation (the “Company” — Nasdaq: BCAR), the holding company for Bank of the Carolinas, announced today that it has notified the United States Department of Treasury (the “Treasury”) of its intent to defer the February 2011 payment of its regular quarterly cash dividend on its Fixed Rate Cumulative Perpetual Preferred Stock, Series A, which the Company issued to the Treasury in connection with the Company’s participation in the Treasury’s TARP Capital Purchase Program. Under the terms of the TARP Preferred Stock, the Company is required to pay quarterly dividends at a rate of 5% per year for the first five years following the Treasury investment, after which the dividend rate automatically increases to 9% per year. The Company may defer dividend payments for up to six consecutive quarters without default or penalty, but the dividend is a cumulative dividend that accrues for payment in the future and will be reported as preferred dividends for financial statement purposes.

Additionally, the Company has also elected to defer its regularly scheduled March 2011 interest payment on its junior subordinated debentures related to outstanding trust preferred securities (TRUPs). Under the terms of the indenture governing the junior subordinated debentures, the Company may defer payments of interest for up 20 consecutive quarterly periods without default or penalty. The regularly scheduled interest payments will continue to accrue for payment in the future and be reported as an expense for financial statement purposes.

While the Company and the Bank remain well capitalized, these actions were taken to support and preserve the capital position of the Company and the Bank in light of challenging economic conditions. The deferral of these payments will be re-evaluated periodically and payment will be re-instated when appropriate.

About Bank of the Carolinas Corporation

Bank of the Carolinas Corporation is the holding company for Bank of the Carolinas, a North Carolina chartered bank headquartered in Mocksville, NC with offices in Advance, Asheboro, Cleveland, Concord, Harrisburg, King, Landis, Lexington and Winston-Salem. The common stock of the Company is traded on the NASDAQ Global Market under the symbol “BCAR.”

For further information contact:

Eric E. Rhodes

Executive Vice President and

Chief Financial Officer

Bank of the Carolinas

(336) 998-1799 x 220

DISCLOSURES ABOUT FORWARD LOOKING STATEMENTS

Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, expectations or beliefs about future events or results, and other statements that are not descriptions of historical facts, may be forward-looking statements as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors which include, but are not limited to, factors discussed in our Annual Report on Form 10-K and in other documents we file with the Securities and Exchange Commission from time to time. Copies of those reports are available directly through the SEC’s Internet website at www.sec.gov. Forward-looking statements may be identified by terms such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “feels,” “believes,” “estimates,” “predicts,” “forecasts,” “potential” or “continue,” or similar terms or the negative of these terms, or other statements concerning opinions or judgments of our management about future events. Factors that could influence the accuracy of forward-looking statements include, but are not limited to (a) pressures on our earnings, capital and liquidity resulting from current and future conditions in the credit and capital markets, (b) continued or unexpected increases in nonperforming loans and credit losses in our loan portfolio, (c) continued adverse conditions in the economy and in the real estate market in our banking markets (particularly those conditions that affect our loan portfolio, the abilities of our borrowers to repay their loans, and the values of collateral that secures our loans), (d) the financial success or changing strategies of our customers, (e) actions of government regulators, or change in laws, regulations or accounting standards, that adversely affect our business, (f) changes in the interest rate environment and the level of market interest rates that reduce our net interest margins and/or the values of loans we make and securities we hold, (g) changes in competitive pressures among depository and other financial institutions or in our ability to compete effectively against other financial institutions in our banking markets, and (h) other developments or changes in our business that we do not expect. Although we believe that the expectations reflected in the forward-looking statements included in this press release are reasonable, they represent our management’s judgments only as of the date they are made, and we cannot guarantee future results, levels of activity, performance or achievements. As a result, readers are cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements in this paragraph. We have no obligation, and do not intend, to update these forward-looking statements.